UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 25, 2013

HAMILTON BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland		21286
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:    (410) 823-4510

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On October 10, 2012, Hamilton Bancorp, Inc. (the “Company”) became the new holding company for Hamilton Bank (the “Bank”) as part of the Bank’s mutual-to-stock conversion (the “Conversion”).  In connection with the Conversion, the Company also completed an offering of its common stock (the “Offering”) on October 10, 2012.

As described in the Company’s proxy materials for its 2013 Annual Meeting of Stockholders, the Company incurred accounting fees classified as “all other fees” of $47,854 during fiscal 2013.  As noted in the Company’s proxy materials, such fees include fees for services rendered in connection with the Conversion and the Offering.  More specifically, of the $47,854 in all other fees listed in the Company’s proxy materials, $47,569, or 99.4%, relate to the Conversion and the Offering.  The remaining $285 relate to the review of financial information in a press release that was not part of the Conversion.

Under standards applied by ISS Proxy Advisory Services (USA), excessive non-audit fees pose a potential conflict of interest and could be perceived as impairing an auditor's independent judgment.  However, under ISS Proxy Advisory Services (USA) policy, fees paid to the Company’s independent registered public accounting firm in connection with the Conversion and Offering are not included as “non-audit fees” when determining if the Company has paid its independent registered public accounting firm excessive non-audit fees.  Accordingly, the Company believes that it has not paid its independent registered public accounting firm excessive non-audit fees, and that the independence of its independent registered public accounting firm has not been negatively impacted by fees paid to it by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: October 25, 2013	By: /s/ Robert A. DeAlmeida
Robert A. DeAlmeida
President and Chief Executive Officer